Exhibit 99.1

Media Contact:

Mary Catherine Brutz

Radiant Systems, Inc.

770.576.6753

marycatherine.brutz@radiantsystems.com

For Immediate Release

March 1, 2011

Radiant Systems Welcomes Philip J. Hickey Jr. to Board of Directors

Restaurant industry leader brings more than 30 years of industry experience and perspective to Atlanta-based technology provider

ATLANTA (March 1, 2011) — Radiant Systems, Inc. (Nasdaq: RADS) today announced that it has named Philip J. Hickey Jr. to its Board of Directors, effective February 25, 2011.

Since 2009, Mr. Hickey, a 35-year veteran of the restaurant industry, has served as chairman of the board of O’Charley’s, Inc., a multi-brand public restaurant company based in Nashville, Tenn. He was also the former chairman and chief executive officer of RARE Hospitality International, Inc., owner of Longhorn Steakhouse and The Capital Grille, serving from 1997 until 2007 when it was acquired by Darden Restaurants. During that time, Mr. Hickey and his team grew the company to more than 300 restaurants and over 20,000 employees, and increased market capitalization from $90 million to $1.3 billion. This new addition to the Radiant Systems Board of Directors increases the total number of directors to eight.

“I’m thrilled to accept a position on Radiant’s board because I believe in the company’s products, its leadership and its vision for the future,” said Phil Hickey. “Having used their products successfully over the years, I’ve seen the results they can produce for restaurateurs. Radiant has an exceptional reputation, and I look forward to working with the board and the company’s leadership as they pursue excellence.”

“Radiant’s success is linked to our ability to deliver innovative solutions built specifically for retailers and restaurateurs. We continuously seek to deepen our industry knowledge and are excited that Mr. Hickey will bring such a strong industry voice to our board,” said John Heyman, chief executive officer at Radiant Systems. “He has led many successful chains, both large and small, and remains a visionary leader in the industry. Our entire board welcomes Mr. Hickey and looks forward to working with him on making Radiant a more remarkable company.”

About Radiant Systems, Inc.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia. For more information about Radiant Systems:

•	Visit our Website

•	Follow us on Twitter

•	Read about us on our Blog

•	Become a fan on Facebook

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This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company’s reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.